Professional Corporation
WEISS JENSEN ELLIS & HOWARD
ATTORNEYS AT LAW

MARK A. von BERGEN
mvb@weiss-law.com

2300 US BANCORP
111 SW FIFTH AVE.
PORTLAND, OR  97204

TEL  503.243.2300
FAX  503.241.8014

1-800-736-2301
mail@weiss-law.com

                                 March 24, 1999

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297


      RE:   FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND


Gentlemen:

            We hereby consent to the use of our name and the reference of our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                              Very truly yours,

                              WEISS, JENSEN, ELLIS & HOWARD,
                              A Professional Corporation

                              /s/ Weiss, Jensen, Ellis & Howard